Exhibit 3.2

THE COMPANIES ORDINANCE

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

RADA ELECTRONIC INDUSTRIES LIMITED

ראדא תעשיות אלקטרוניות בע"מ

INTERPRETATION

1.
In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite them respectively in the second column thereof, if not inconsistent with the subject or context:

Words	Meanings
The Company	The above-named Company.
Companies Ordinance	The Companies Ordinance (new Version) 1983 ("The Companies Ordinance") as amended and as amended from time to time including any law or statute replacing it.
The Statutes	The Companies Ordinance, The Securities Law 1968, and every other Ordinance or Law for the time being in force concerning joint stock companies and affecting the Company.
These Articles	These Articles of Association or as shall be altered from time to time by Special Resolution
The Office	The registered office for the time being of the Company.

The Seal	The rubber stamp of the Company.

Month	Gregorian month.

Writing	printing, lithography, photography, and any other mode or modes of representing or reproducing words in a visible form.

Word importing the singular only shall include the plural, and vice versa.

Words importing the masculine gender shall include the feminine gender and words importing person shall include corporations.

Subject as aforesaid, any words or expressions defined in the Statutes except where the subject or context forbids, bear the same meanings in these Articles.

2.	The Regulations in Table "A" in Schedule II to the Companies Ordinance shall not apply to the Company.

NON-PRIVATE COMPANY

3.	The Company is a non-private company; consequently:

(a)	No limitations will apply to the transfer of its shares,
(b)	The number of shareholders is unlimited;
(c)	The company may issue to the public shares, debentures or any other securities.

4.
The share capital of the company is 450,000 (four hundred and fifty thousand) New Israeli Shekels, divided into 30,000,000 Ordinary Shares of a nominal value of 0.015 New Israeli Shekels (0.015 NIS) each, all ranking, pari-passu.

SHARES

5.
Subject to these Articles or to the terms of any resolution creating new shares, the unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions, and either at par or at premium, or, subject to the provisions of the Companies Ordinance, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

6.	If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or other moneys in respect of such share.

7.
No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or required to recognize any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder.

8.
Every shareholder shall be entitled without payment to receive within six months after allotment or registration of transfer (unless the conditions of issue provide for a longer interval) one certificate under the Seal for all the shares registered in his name, specifying the number and denoting numbers of the shares in respect of which it is issued and the amount paid up thereon. Provided that in the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to one of them shall be sufficient delivery to all. Every certificate shall be signed by one Director and countersigned by the Secretary or some other person nominated by the Directors for the purpose.

9.
If any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed on such evidence being produced, and such indemnity (if any) being given as the Directors shall require and (in case of defacement or wearing out) on delivery up of the old certificate, and in any case on payment of such sum not exceeding NIS 100 (One Hundred Israeli Shekels) as the Directors may from time to time require.

10.
No part of the funds of the Company shall be employed in the purchase of or in loans upon the security of the Company's shares, but nothing in this Article shall prohibit the transactions mentioned in the proviso to Section 139 of the Companies Ordinance.

11.
Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be made profitable for a length period, the Company may pay interest on so much of such share capital as is for the time being paid up for the period, and subject to the conditions and restrictions mentioned in Section 140 of the Companies Ordinance, and may charge the sum so paid by way of interest to capital as part of the cost of the construction of the work or building or the provision of a plant.

12.
The Company may pay a commission at a rate not exceeding fifteen percent of the price at which the shares or other securities are issued to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or other securities of the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company or other securities of the Company.

CALLS ON SHARES

13.
No shareholder shall be entitled to receive any dividend or to exercise any privileges as a shareholder until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

14.	(a)
If under the conditions of the issuance of shares there is no fixed date for the payments due therefor, the Directors may from time to time make such calls upon the shareholders in respect of all moneys then unpaid on shares possessed by them and every shareholder will pay the sum demanded of him at the place and time appointed by the Directors, provided that fourteen days’ notice as to the place and date of payment was served on him. The Directors may revoke or postpone any call.

(b)	A call shall be deemed to have been made at the time when the Resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable for the payment of all calls and installments in respect thereof.

(d)
if before or on the day appointed for payment thereof, a call or installment payable in respect of a share is not paid, the holder or allottee of the share shall pay interest on the amount of the call or installment a such rate not exceeding the debitory rate prevailing at the largest Israeli commercial bank on the clay appointed for the payment referred to, as the Directors shall fix, from the day appointed for payment thereof to the time of actual payment, but the Directors may waive payment of such interest wholly or in part.

15.	(a)
Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall for all purposes of these Articles be deemed to be a call duly made, and payable on the date fixed for payment, arid in case of non-payment the provisions of these Articles as to payment of interest expenses, forfeiture and the like, and all other relevant provisions of these Articles shall apply as if such sum were a call duly made and notified as hereby provided.

(b)
The Directors may at the time of allotment of shares make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such call.

16.
The Directors may, if they think fit, receive from any shareholder willing to advance the same, all or any part of the moneys due upon his shares beyond the sums actually called up thereon and upon the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the Directors may pay or allow such interest as may be agreed by them and the Company.

TRANSFER OF SHARES

17.
No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors) has been submitted to the Company (or its transfer agent), together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Company's Share register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

18.
The Directors may refuse, without giving any reasons therefor, to register any transfer of shares where the Company has a lien on the share, constituting the subject matter of the transfer, but fully paid-up shares may be transferred freely and such transfers do not require the approval of the Directors.

All instruments of transfer shall remain in the custody of the Company but any such instrument which the Directors refused to register shall be returned to the person from whom it was received, if such request be made by him.

19.
The Transfer Records and the Company's Shareregister and Debenture Holders (if any) and Debenture Stock Holders (if any) and other securities (if any) of the Company may be closed during such time as the Directors may deem fit, not exceeding in the aggregate, thirty days in each year.

TRANSMISSION OF SHARES

20.
In the case of the death of a shareholder, of a holder of a debenture, the survivor or survivors, where the deceased was a joint holder, and the executors and or administrators and/or the legal heirs of the deceased where he was a sole or only surviving holder, shall be the only persons recognized by the Company as having any title to his shares or his debentures, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share or any debenture jointly held by him.

21.
Any person who becomes entitled to a share or a debenture in consequence of the death or bankruptcy of any shareholder, may, upon producing such evidence of title as the Directors shall require, with the consent of the Directors, be registered himself as holder of the share or the debenture or, subject to the provisions as to transfers herein contained, transfer the same to some other person.

22.
A person entitled to a share or a debenture by transmission shall be entitled to receive, and may give a discharge for, any dividends or interest or other moneys payable in respect of the share or debenture, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company, or, save as aforesaid, to exercise any of the rights or privileges of a shareholder or a holder of a debenture unless and until he shall become a shareholder in respect of the share or a holder of the debenture.

FORFEITURE OF SHARES

23.
If any shareholder fails to pay the whole or any part of any call or installment of a call on or before the day appointed for the payment thereof, the Directors may at any time thereafter, during such time as the call or installment or any part thereof remains unpaid, serve a notice on him, or on the person entitled to the share by transmission requiring him to pay such call or installment to: such part thereof as remains unpaid together with any expenses incurred by the company by reason of such non-payment.

24.
The notice shall name a further day (not earlier than the expiration of thirty days from the date of the notice) on or before which such call or installment or such part as aforesaid, and all interest and expenses that have accrued by reason of such non-payment, is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited.

25.
If the requisitions of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared.

26.
Notwithstanding any such forfeiture as aforesaid, the Directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture upon the terms of payment of all call and interest due upon and expenses incurred in respect of the shares and upon such further terms (if any) as they shall see fit.

27.
Every share which shall be forfeited shall thereupon become the property of the Company and may be either canceled or sold or re-allotted or otherwise disposed of either to tile person who was before forfeiture the holder thereof, or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit.

28.
A shareholder whose shares have been forfeited shall, notwithstanding, be liable to pay to the Company all calls made and not paid on such shares at the time of  forfeiture, and interest thereon to the date of payment, in the same manner in all respects as if the shares had not been forfeited and to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture.

29.
The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past shareholders.

30.
A sworn declaration in writing that the declaration is a Director of the Company, and that a share has been duly forfeited in pursuance of these Articles and stating the date upon which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof; be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof, and a certificate of proprietorship of the share under the Seal delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share, and such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

LIEN

31.
The Company shall have a first and paramount lien upon all shares (which are not fully paid up) registered in the name of any shareholder, either alone or jointly with any other, for his debts, liabilities and engagements, whether solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares, but the Directors may at any time declare any share to be exempt wholly or partially from the provisions of this Article.

32.
The Directors may sell the shares subject to any such lien at such time or times and in such manner as they shall think fit, but no sale shall be made until such time as the moneys in respect of which such lien exists, or some part thereof are or is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfillment or discharge thereof and giving notice of intention to sell in default shall have been served on such shareholder, or the persons (if any) entitled by transmission to the shares, and default in payment, fulfillment or discharge shall have been made by him or them for fourteen days after such notice.

33.
The net proceeds of such sale shall be applied in or towards satisfaction of the amount due to the Company, or of the liability or engagement, as the case may be, and the balance (if any) shall be paid to the shareholder or the person (if any) entitled by transmission to the shares so sold.

34.
Upon any such sale (i.e., following forfeiture or foreclosing on a lien for and the bona fide use of the powers granted with respect thereto) the Directors may enter the purchaser's name in the Register as holder of the shares and the purchaser shall not be bound to see to the application of the  purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

SHARE WARRANTS TO BEARER

35.	(a)
The Company may, subject to the provisions of the Statutes, with respect to fully paid up shares, issue warrants (hereinafter called "Share Warrants"), stating that the bearer is entitled to the shares therein specified and may provide by coupons or otherwise for the payment of dividends on the shares included in such warrants. The Directors may determine and from time to time vary, the conditions upon which Share warrants shall be issued, and in particular the conditions upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed, or upon which a share warrant may be surrendered, and the name of the bearer entered in the Register in respect of the shares therein specified. The bearer of a share warrant shall be subject to the conditions for the time being in force, whether made before or alter the issue of such share warrant.

No new share warrant or coupon shall be issued in the place of one which has been lost or destroyed unless it shall have been established to the satisfaction of the Directors that the same has been lost or destroyed.

(b)
A share warrant shall entitle the bearer to the shares included in it, and such shares shall be transferred by the delivery of the share warrant and the provisions of these Articles with respect to transfer and transmission of shares shall riot apply thereto.

(c)
The bearer of a share warrant may at any time deposit the warrant at the office or at any other place, if any, indicated by the Directors, arid after the expiration of two clear days from the time of deposit, and so long as the warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, and of attending and voting and exercising the other privileges of a shareholder at any meeting held, as if his name was inserted in the Register as the Holder of the shares included in the deposited warrant. Not more than one person shall be recognized as depositor of a share warrant.

Upon prior notice in writing of two days, the Company shall return to the depositor the share warrant deposited by him.

(d)
Subject as otherwise expressly provided herein, no person shall, as bearer of a share warrant, sign a requisition for calling a Meeting of the Company, or attend, or vote, or exercise any other privilege of a shareholder at a Meeting of the Company and said person shall not be entitled to receive any notices from the Company.

But the bearer of a share warrant shall be a shareholder of the Company and entitled in all other respects to the same privileges and advantages as if  he were named in the Register as the holder of the shares included in the warrant.

STOCK

36.	(a)
The Board of Directors may, with the sanction of the shareholders previously given by Special Resolution, convert any paid-up shares into stock, and may, with like sanction, reconvert any stock into paid-up shares of any denomination.

(b)
The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations, as the shares, from which the stock arose, might have been transferred prior to conversion, or as near thereto as circumstances admit, provided however, that the Board of Directors may from time to time fix the minimum amount of stock so transferable, and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

(c)
The holders of stock shall, in accordance with the amount of stock held by them, have the same rights and privileges as regards dividends, voting at Meetings of the Company and other matters as if they held the shares from which such stock arose, but no such right or privilege, except participation in the dividends and profits of the Company, shall be conferred by any such aliquot part of such stock as would not, if existing in shares, have conferred that right or privilege.

(d)
Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, rand the words "share" and "shareholder" (or "shareholder") therein shall include "stock" and "stockholder".

ALTERATIONS OF CAPITAL

37.	The Company may from time to time by Special Resolution:

(a)	Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; or

(b)	Cancel any shares not taken or agreed to be taken by any person, or

(c)
Divide its share capital or any part thereof into shares of smaller amount than is fixed by its Articles of Association by sub-division of its existing shares or any of them, subject, nevertheless, to the provisions of the Statutes, and so that as between the resulting shares, one or more of such shares may by the Resolution by which such sub-division is effected be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other shares; or

(d)
Reduce its share capital and any capital redemption reserve fund in any way that may be considered expedient and, in particular exercise all or any of the powers conferred by Section 15 of the Companies Ordinance, or any statutory modification thereof.

38.	The Company may, subject to applicable law, issue redeemable shares and redeem the same.

INCREASE OF CAPITAL

39.
The Company may from time to time by Special Resolution, whether all the shares for the time being authorized shall have been issued or all the shares for the time being issued shall have been fully called up or not, increase its share capital by the creation of new shares; such new capital to be of such amount and to be divided into shares of such respective amounts and (subject to any special rights for the time being attached to any existing class of shares) to carry such preferential, deferred or other special rights (if any) or to be subject to such conditions or restrictions (if any) in regard to dividend, return of capital, voting or otherwise as the General Meeting deciding upon such increase directs.

40.
Except so far as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital shall be considered as part of the original ordinary share capital of the Company, and shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the original share capital.

MODIFICATION OF CLASS RIGHTS

41.
If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of all the issued shares of that class, or with the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of the class. The provisions of these Articles relating to General Meeting shall apply mutatis mutandis to every such separate General Meeting. Any holder of shares of the class present in person or by proxy may demand a secret poll.

42.
Unless otherwise provided by the conditions of issue, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

BORROWING POWERS

43.
The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking, or, the whole or any part of the property of the Company, both present and future, including units uncalled or called but unpaid capital for the time being.

GENERAL MEETINGS

44.	(a)
General Meetings shall be held at least once in every calendar year on such date, not being more than fifteen months after the holding of the last preceding General Meeting, and at such hour and place, either within or outside the State of Israel, as may be determined by the Board of Directors. Such Annual General Meetings shall be called "Ordinary Meetings" and all other General Meetings of the Company shall be called "Extraordinary Meetings". The Annual General Meeting shall receive and consider the Directors' Report, the Profit and Loss Account and Balance Sheet, shall elect Directors, appoint Auditors and transact any other business which under these Articles or by the Statutes are to be transacted at a General Meeting of the Company, provided that notice of such other business was given to the shareholders in accordance with the provisions of these Articles.

(b)
Only shareholders of record as reflected on the Company's share register at the close of business on the date fixed by the Board of Directors as the record date determining the then shareholders who will be entitled to vote, shall be entitled to notice of, and to vote, in person or by proxy, at a General Meeting and any postponement or adjournment thereof. The Board of Directors will fix the record date of not less than 30 nor more than 50 days before the date of the General Meeting.

45.
The Board of Directors may, whenever it deems necessary, and shall upon such request in writing as provided for by Section 109 of the Companies Ordinance, convene an Extraordinary Meeting. Any request for an Extraordinary Meeting must state the purpose for which the meeting is to be called, be signed by the shareholders who made the request, and must be delivered to at the Company's principal executive office. Such request may consist of several documents in like form, each signed by one or more requesting shareholders. If the Board or Directors does not, within twenty-one days from the date of the delivery of such request, proceed to establish record and meeting dates, the requesting shareholders, or any of them representing more than one-half of the total voting rights of all of such shareholders, may convene the Extraordinary Meeting, but any meeting so convened shall not be held later than three months from the date of the delivery of such request. The provision of Articles 44(b) and 46(a) shall apply, with the required changes, to an Extraordinary Meeting convened by the requesting shareholders.

46.	(a)
At least thirty (30) days prior notice of a General Meeting, specifying the date, the place, and the hour of such General Meeting and in the case of special business - the general nature of such business, will be given to shareholders of record who are entitled to receive notice of, and vote at General Meetings pursuant to the provisions of Article 44(b). Notices will be given by mail or by personal delivery to every shareholder of record of the Company, to such shareholder's address as reflected on the Company's share register or such other address as designated by such shareholder in writing for this purpose, provided, however, that the accidental omission to give such notice to, or the non-receipt of such notice by, any such shareholder shall not invalidate any resolution or proceeding which took place at such General Meeting.

(b)
Notice with respect to any General Meeting shall be regarded proper and sufficient if it specifies in a general manner the general nature of the matter to be transacted at the General Meeting, or, without making the procedure hereinafter set forth mandatory, if it specifies that the draft of the resolution to be proposed to the General Meeting is available for inspection at a designated place during a designated time period.

(c)	The Company will not be required to distribute copies of its annual audited financial statements to its shareholders.

PROCEEDINGS AT GENERAL MEETINGS

47.
No business shall be transacted at any General Meeting unless a quorum present when the meeting proceeds to business. The quorum at any Meeting shall be two shareholders present in person or by proxy, holding or representing one third of the total voting rights in the Company.

48.
If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, the meeting, shall stand adjourned to the same day in the next week at the same time and place or any time and hour as Directors shall designate and state in a notice to the shareholders, and if, at such adjourned meeting, a quorum is not present within half an hour from the time appointed for holding the meeting, two shareholders present in person or by proxy shall be a quorum.

49.
The Chairman (if any), chosen as such among the Directors, shall preside at every General Meeting, but if there shall be no such Chairman or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same, or shall be unwilling to act as Chairman, the shareholders present shall choose a Director, or, if no Director be present, or if all the Directors present decline to take the Chair, they shall choose a shareholder present to be Chairman of the meeting.

50.
The Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned pursuant to the provisions of this Article for seven days or more, notice of the adjourned meting shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no shareholder shall be entitled to any notice of an adjournment, or of the business to be transacted at an adjourned to meeting. No business shall be transacted at any adjourned meeting other than business which might have been transacted at the meeting from which adjournment took place.

VOTES OF SHAREHOLDERS

51.
An Ordinary Resolution shall be deemed adopted if approved by the holders of a majority of the voting rights in the Company represented at the meeting person or by proxy and voting thereon. In the case of an equality of votes, either on a show of hands or a poll, the Chairman of the meeting shall not be entitled to a further or casting vote.

52.
At all General Meeting a resolution put to a vote at the meeting sall be decided on a show of hands unless, before or upon the declaration of the result or the show of hands, a poll be demanded in writing by the Chairman (being a person entitled to vote) or by at least two shareholders present, in person or by proxy, ho1dng at least one twentieth part of the issue share capital of the Company, and unless a poll be so demanded, a declaration by the Chairman of the meeting that a resolution has been carried, or has been carried unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favor of or against such resolution.

53.	If a poll be demanded in manner aforesaid, it shall be taken forthwith, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

54.	The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

55.
Subject to any rights or restrictions for the time being attached to any class or classes of shares, every shareholder shall have one vote for each share of which he is the holder, whether on a show of hands or on a poll.

56.
If any shareholder be a lunatic, idiot, or non compos mentis, he may vote by his committee, receiver, curator bonis or other legal curator and such last mentioned persons may give their votes either personally or by proxy.

57.
If two or more persons are jointly entitled to a share, then in voting upon any question the vote of the senior who tenders a vote, whether in person of by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the Company's Shareregister.

58.	Votes may be given either personally or by proxy. A proxy need not be a shareholder of the Company.

59.	(a)
The instrument appointing a proxy shall be in writing in the usual common form, or such form as may be approved by the Directors, and shall be signed by the appointor or by his attorney duly authorized in writing, or, if the appointor is a corporation, the corporation shall vote by its representative, appointed by an instrument duly signed by the corporation.

(b)	The instrument appointing a proxy shall be deemed to include authorization to demand a poll or to vote on a poll on behalf of the appointor.

60.
A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or transfer of the share in respect of which the vote is given unless an intimation in writing of the death, revocation or transfer shall have been received at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

61.
The instrument appointing a proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarially certified or office copy of such power of attorney, shall be deposited at the Office or at such other place or places, whether in Israel or elsewhere, as the Directors may from time to time either generally or in a particular case or class of cases prescribe, at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote; otherwise the person so named shall not be entitled to vote in respect thereof, but no instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

62.
Subject to the provisions of the Statutes, a resolution in writing signed by all the shareholders, in person or by proxy, for the time being entitled to vote at General Meeting of the Company shall be as valid and as effectual as a resolution adopted by a General Meeting duly convened, held and constituted for the purpose of passing such resolution.

63.
A shareholder will be entitled to vote at the Meetings of the Company by several proxies appointed by him, provided that each proxy shall be appointed with respect to different shares held by the appointing shareholder. Every proxy so appointed on behalf of the same shareholder shall be entitled to vote as he sees fit.

64.
No person shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereof) unless all calls then payable by him in respect of his shares in the Company shall have been paid.

64.
Any resolution relating to the merger of the Company with or into another company, the amalgamation of the Company with another company, the liquidation of the Company or the transfer of all, or substantially all, of the assets or the Company, shall be deemed to be a "Special Resolution" as defined in the Companies Ordinance.

DIRECTORS

65.
The Board of Directors of the Company shall consist of such number of Directors as may be fixed from time to time by an Ordinary Resolution of a General Meeting, provided it shall not be less than two or more than eleven.

66.	(a)
The number of Directors of the Company shall be fixed from time to time in accordance with the Articles of Association. All Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the 1994 Annual General Meeting of the Company, another class to hold office initially for a term expiring at the 1995 Annual General Meeting of the Company, and another class to hold office initially for a term expiring at the 1996 Annual General Meeting of the Company, with the shareholders of each class to hold office until their successors have been duly elected arid qualified. At each Annual General Meeting following the 1994 Annual General Meeting, the successor to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting of the Company held in the third year following the year of their election and until their successors have been duly elected and qualified. Directors whose terms of office have expired may be re-elected.

(b)
In the event of any increase in the number of Directors, the additional Director or Directors, and in the event of any vacancy on the Board of Directors due to death, resignation, removal, disqualification or any other cause, the successors to fill the vacancies shall be elected only by a majority of the Directors then in office.

(c)
Directors appointed to newly created Directorships in the manner provided in Clause (b) resulting from any increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or any other cause, shall hold office for a term expiring at the next Annual General Meeting of the Company at which term of the class to which they have been elected expires.

(d)	No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(e)
Any Director or Directors may be removed from office at any time, but only for "cause" and only by the affirmative vote of (i) the holders of 75% of the Ordinary Shares present in person or by proxy and voting thereon, or (ii) a majority of the Board of Directors. For purposes of this Clause (e), "cause" shall mean the willful and continuous failure of a Director substantially to perform such Director's duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Company.

(f)
Notwithstanding the foregoing, in the event that the Company is required to appoint Independent Directors pursuant to the Companies Ordinance, the Board of Directors may, by majority vote, substitute such Independent Directors for any two incumbent directors. The Independent Directors shall hold office pursuant to the provisions of the Companies Ordinance and any other applicable law, and shall not be included in any particular class of Directors.

67.
Except for Directors whose term of office expired at the time a General Meeting was convened and for persons nominated to serve as director by the Board of Directors, no person shall be nominated to serve as director at the General Meeting unless, not less than twenty-five (25) days and not more than fifty (50) days prior to the date of such meeting, a notice signed by a shareholder (or by the nominee) entitled to receive notice of and vote at the meeting with respect to which notice was given, was delivered to the Company's principal offices. The notice shall set forth: (i) the name and address, as they appear on the Company's share register, or the shareholder proposing such nominee, (ii) the identity and background of the nominee, (iii) the class and number of Ordinary Shares of the Company beneficially owned by such shareholder, (iv) a representation that such shareholder is a shareholder of record and intends to appear by person or by proxy at such General Meeting to bring before the General Meeting the nominee specified in the notice, (v) a brief description of the reasons for wanting to nominate such nominee as a director, (vi) any material interest that the shareholder has in the election of such nominee, and (vii) a written consent of the nominee to serve as a director.

68.	The Directors in their capacity as such, shall be entitled to receive remuneration and reimbursement of expenses incurred by them in the course of carrying out their dudes as Directors.

69.	The office of a Director shall be vacated, ipso facto:

(a)	upon his resignation by written notice signed by him and delivered o the office;

(b)	if he becomes bankrupt or enters into an arrangement with his creditors;

(c)	if he be found to be a lunatic or becomes or unsound mind;

(d)	if he be relieved of his office as provided in Article 66 hereof.

70.
No Director shall be disqualified by virtue of his office from holding any office, or, deriving any profit from any other office in the Company or from any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which the Director shall in any way be interested, be avoided, nor shall any Director be liable to account to the Company for any profit arising from any such office or realized by any such contract or arrangement by reason only, of such Director's holding that office or of the fiduciary relations thereby established, but the nature of his interest must be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, at the first meeting of the Board of Directors after the acquisition of his interest. After such disclosure, every Director shall be entitled to vote as Director in respect of any contract or arrangement in which he is so interested as aforesaid. A general notice that a Director is a shareholder of any firm or company and is to be regarded as interested in all transactions with that firm or company shall be a sufficient disclosure under this Article and after such general notice it shall not be necessary to give any special notice relating to any particular transaction with such firm or company.

71.	The Company may from time to time at a General Meeting, increase or decrease the number of Directors subject always to Article 65.

72.
In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act as long as the Board of Directors consists of at least a majority of the total number of Directors elected and not less than two. However, in the event that the remaining Directors are not a majority of the total number of Directors, or less man two, the remaining Director or Directors may call for the convening of a General Meeting for the purpose of the election of Directors.

73.	Canceled in 1993.

74.	Canceled in 1993.

PRESIDENT AND CHIEF EXECUTIVE OFFICER

75.
The Board of Directors may from time to time appoint one or more persons as President or Chie1Exccutvc Officer or Presidents or Chief Executive Officers of the Company whether for a fixed term or without any limitation of time and the Board of Directors may from time to time remove or discharge him or them from office (subject to the provisions of any agreement between any such person and the Company) and appoint another or others in his or their place or places.

76.	The Directors may from time to time appoint one or more Vice Presidents for certain functions, to carry out duties delegated to him (them) by the President or by the Chief Executive Officer.

77.
The Directors may from time to time confer upon and delegate to a President or Chief Executive Officer then holding office such authorities and duties of the Board of Directors as they may deem fit, and they may delegate such authorities for such period and for such purposes and subject to such conditions and restrictions which they consider advantageous, and they may delegate such authorities with or without waiving the authorities of the Directors with respect thereto and their being in lieu of their authorities, in whole, or in part, and they may from time to time revoke, cancel and alter such authorities in whole or in part.

78.
The remuneration of a President or a Chief Executive Officer shall be fixed by the Directors, taking into consideration any agreement between him and the Company, and it may be in whole or in part, in the form of wages or commissions or profit sharing or a combination thereof.

79.	Notwithstanding anything to the contrary contained in Articles 77 and 87 hereof, the remuneration of the President or Chief Executive Officer shall be fixed exclusively by the Directors.

DIRECTORS ACTS AND AUTHORITIES

80.
The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meeting. The authority conferred on the Board of Directors by this Article 80 shall be subject to the provisions of the Companies Ordinance, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

81.
The Directors may meet together for the dispatch of the business of the Company and they may postpone their meetings and otherwise regulate them as they shall deem fit. A director may call a meeting of the Board of Directors upon at least forty eight (48) hours notice (orally or otherwise), and the Secretary or the Chairman of the Board of Directors shall accordingly convene such meeting. The quorum for the dispatch of business by the Board of Directors shall be determined by the vote of a majority of the Board of Directors and if not so determined shall be the majority of the Directors then holding office.

82.	(a)
A resolution in writing signed or otherwise approved by all the Directors then in office shall be as valid and as effectual as a resolution adopted by the Board of Directors at a meeting of the Board of Directors duly convened and held.

(b)
Some or all of the Directors may attend meetings of the Board of Directors through telephone, radio or any other media of instantaneous audio communication, enabling the Directors to communicate with each other, in the deemed presence of all the participating Directors, provided due prior notice detailing the time and manner of holding a given meeting is served (orally or otherwise) upon all the Directors pursuant to Article 81. Any resolution adopted by the Directors in such meeting will promptly be recorded in writing and signed by the Chairman of the Board of Directors or the Chairman of the meeting or the Secretary, and shall be valid as if adopted at a meeting of the Board of Directors duly convened and held.

83.
Every Director shall be entitled to be represented and to vote at any meeting of the Board of Directors by another Director or by another person appointed by him and whose appointment was agreed to by the Directors in a written resolution or at the next meeting of the Board of Directors, who shall act as his alternate for one meeting or for another specified period or until notice be given of the cancellation of the appointment. Each alternate shall have the number of votes equivalent to the number of Directors who appointed him as alternate and if he himself is a Director he shall have such number of votes in addition to his own vote. The appointment of an alternate shall be made in writing. A Director may appoint two alternates However, if the two alternates of the same Director shall be present at the Board of Directors' meeting, only one of them shall have the right to vote thereat.

84.	Canceled in 1997.

85.	(a)
The Board of Directors may from time to time elect a Chairman for their meeting and fix the term of his office, and unless otherwise decided, the Chairman shall be elected annually. In the event that a Chairman was not elected and if the Chairman should fail to be present at a meeting 15 minutes after the time set for its convening, the remaining Directors shall elect one of those present to be Chairman of the meeting.

(b)
All questions that arise at meetings of the Board of Directors shall be decided by a majority of votes. In the case of an equality of votes, the Chairman of the meeting shall have a further or casting vote.

86.
Any meeting of the Board of Directors, at which a quorum is present, shall have the authority to exercise all or part of the authorities, powers of attorney and discretion invested at such time in the Directors or regularly exercised by them.

87.
The Directors may delegate their authorities in whole or in part to committees as they shall deem fit and they may from time to time revoke such delegation. Any committee so created, must, in exercising the authorities granted to it, adhere to all the instructions of the Board of Directors given from time to time.

The meetings and proceedings of any such committee comprised of two or more members shall be governed by the provisions of these Articles regulating the meetings of the Board of Directors in so far as appropriate thereto unless the Board of Directors shall otherwise regulate the meetings of such a committee (hereinafter "Committee of the Board of Directors").

88
All acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

89.	The Directors shall cause proper Minutes to be kept of the following:

(a)	The names of all the Directors present at any meeting of the Board of Directors and at any meeting of a Committee of the Board of Directors;

(b)	All resolutions and proceedings of General Meetings of the Company, Board of Directors' meetings and Committee of the Board of Directors' meetings.

Any Minutes as aforesaid, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

90.
All bona fide acts carried out at any meeting of the Board of Directors held in Israel or thereafter as a result therefrom shall be valid notwithstanding the fact that a Director who was absent from Israel at the time of the meeting did not receive a notice with respect to its convening.

BRANCH REGISTERS

91.
Subject to and in accordance with the provisions of the Companies Ordinance and to all orders and regulations issued thereunder, the Company may cause branch resisters to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable legal requirements, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

SECRETARY

92.
The Board of Directors may from time to time appoint a Secretary to the Company as it deems fit and may appoint a temporary Assistant-Secretary who shall act as Secretary for the term of his appointment.

RIGHTS OF SIGNATURE - STAMP AND SEAL

93.	(a)
Authorization to sign on behalf of the Company and thereby bind it shall be made and granted from time to time by the Board of Directors. The Company shall have at least one rubber stamp. The Company shall be bound by the signature of the aforesaid appointees if appearing together after its stamp or imprinted name (e.g., cheques).

(b)
The Board of Directors may provide for a seal. If the Board of Directors so provide, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

DIVIDENDS

94.
Subject to any preferential, deferred, qualified or other rights, privileges or conditions attached to any special class of shares, with regard to dividends, the profits of the Company available for dividend and resolved to be distributed shall be applied in payment of dividends upon the shares of the Company in proportion to the amount paid up or credited as paid up per the nominal value thereon respectively, otherwise than in advance of calls. Unless not otherwise specified in the conditions of issuing of the shares, all dividends with respect to shares which were not fully paid up within a certain period, for which dividends were paid, shall be paid proportionally to the amounts paid or credited as paid or the nominal value of the shares during any portion of the above mentioned period (Pro rata temporis).

95.
The Company in General Meeting may declare a dividend to be paid to the shareholders according to their rights and interests in the profits and may fix the time for payment. No larger dividend shall be declared than is recommended by the Directors, but the Company in General Meeting may declare a smaller dividend.

96.	The Directors may from time to time pay to the shareholders on account of the next forthcoming dividend such interim dividends as in their judgment the position of the Company justifies.

97.	A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

98.	Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in manner hereinafter provided.

99.
Unless otherwise directed, any dividend may be paid by cheque or warrant, sent through the post to the registered address of the shareholder or person entitled, or in the case of joint registered holders to that one of them first named in the register in respect of the joint holding. Every such cheque shall be made payable to the order of the person to whom it is sent. The receipt of the person whose name, at the date of the declaration of the dividend, appears on the Company's Shareregister as the owner of any share, or in the case of joint holders, of any one of such joint holders, shall be a good discharge to the Company of all payments made in of such share. All dividends unclaimed for one year after having been declared may be invested or otherwise used by the Directors for the benefit of the Company until claimed. No unpaid dividend or interest shall bear interest as against the Company.

PAYMENT IN SPECIE AND CAPITALIZATION OF PROFITS

100.
Upon the recommendation of the Board of Directors approved by Ordinary Resolution of the Company, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock or any other securities of the Company or of any other companies or in any one or more of such ways.

101.	Upon the recommendation of the Board of Directors, approved by Ordinary Resolution of the Company, the Company -

(i)
may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock or any other securities of the Company which shall be distributed accordingly, or in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and -

(ii)
may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum. When distributing shares for capitalized profits all shareholders shall receive shares of one class - whether such class existed prior thereto or was created therefor; or, every shareholder shall receive shares of the same class which conferred upon him the right to receive shares from the capitalization of profits, or of any other class or a combination of several classes of shares - in accordance with the approval of the General Meeting.

102.
For, purposes of Article 101 the persons entitled to the aforementioned bonuses derived from capitalization, as a result of their holding bearer certificates shall be determined in accordance with the provisions of this Article. The following provisions shall be applicable to the issuance of any shares or debentures or other securities by way of capitalization and relating to shares represented by a bearer certificate:

(a)
The Directors may issue and allot to a representative(s) appointed by them for such purpose, all the shares or debentures or other securities which are to be issued to all the holders of bearer shares, and may give such representative(s) authority or powers with respect to the realization of the shares or debentures or other securities issued to them, in whole or in part, in order to facilitate their distribution or for any other purpose as the Directors shall deem fit. Any such issuance and allotment shall be deemed an issue and allotment to such persons as are entitled to part of the aforementioned capitalization with respect to bearer shares.

(b)
In order to determine the shareholders who are entitled to such bonuses derived from the aforesaid capitalization with respect to bearer certificates, the Directors shall publish at least once in an Israeli newspaper, a notice with respect to the resolution to capitalize and the manner in which the capitalized amounts shall be distributed and the number of the coupon which is to be presented in order to receive the bonus. Upon presentation of the aforesaid coupon and its delivery at the place designated therefor in the notice, the deliveror of the coupon shall be entitled to the bonuses derived from the aforesaid capitalization proportionate to the number of shares specified in the bearer share certificate to which the coupons appertain.

In addition thereto, the Directors may specify in the said notice a date (which shall not be earlier than six months after the date of the publication of the notice), after which all the shares or debentures or other securities which were not demanded shall be sold by the representative(s), and any person presenting himself thereafter and presenting the coupon designated in the notice shall he entitled to receive only the net receipts derived from the sale and the interest accrued thereon.

(c)
The Company and the representative(s) may recognize the absolute right of the person presenting the coupon designated in the notice, in the aforesaid manner, to receive the bonuses derived from the capitalization and relating to the shares specified in the bearer share certificates to which the coupons are attached. The delivery of the coupon to the Company shall constitute a proper exoneration to the Company and the representative(s) for the delivery of the shares or debentures or other securities to the deliveror of the coupons in proportion to the amount of shares represented by the coupons, or, for the payment of the net proceeds of the sale of the shares or the debentures or the other securities, as the case may be.

103.
For the purpose of giving full effect to any resolution under Article 100 and 101 the Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution to any shareholders upon the footing of the value so fixed or determine that fractions of less nominal value than one Israeli Shekel may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets with trustees upon such trusts for the persons entitled to the dividend or capitalized find as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filled in accordance with Sections 129 and 130(A) (2) of the Companies Ordinance, and the Board of Directors may appoint any person to sign such contract on, behalf of the persons entitled to the dividend or capitalized fund.

ACCOUNTS

104.
The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Ordinance and of any other applicable law. Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. No shareholder, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by Ordinary Resolution of the Company.

105.	At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

106.	The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by the applicable law.

107.	(a)
any notice or other document may be served by the Company upon any shareholder either personally or by sending it by prepaid mail in Israel (by air mail if sent to a place outside Israel or by first class mail if sent within the U.S. or Canada) addressed to such shareholder at his, her or its address as reflected on the Company's share resister or such other address as he, she or it may have designated in writing for the receipt of notices and other documents. Any written notice or other document shall be deemed to have been served forty-eight (48) hours after it has been mailed, (seven (7) days if sent to a place or mailed at a place outside of Israel, forty-eight (48) hours if sent with the U.S. or Canada), or when actually received by the addressee if sooner than forty-eight (48) hours or seven (7) days, as the case may be, after it has been mailed, or when actually tendered in person to such shareholder (or to the Secretary or President or Chief Executive Officer of the Company, as the case may be), provided, however, that such notice or other document mentioned above may be sent by facsimile and confirmed by prepaid mail as aforesaid, and such notice shall be deemed to have been given twenty-four (24) hours after such facsimile has been sent or when actually received by such shareholder (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served when received, notwithstanding that it was defectively addressed or failed in some respect to comply with the provisions of this Article.

(b)
Unless otherwise specified in bearer share warrants, the holders of such warrants shall not be entitled to receive notice of any General Meeting of the Company, and the Company is under no obligation to give notice of General Meetings to a person entitled to a share by virtue of its delivery to him, unless he is duly registered as a shareholder.

(c)
All notices to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Company's Shareregister, and any notice so given shall be sufficient notice to the holders of such share.

(d)
Any shareholder whose address is not described in the Company's Shareregister, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

(e)
Any notice or other document-served upon or sent to any shareholder by publication in accordance with these Articles shall, notwithstanding that he be then deceased or bankrupt, and whether the Company has notice of his death or bankruptcy or not, be deemed to be duly served or sent in respect of any shares held by him (either alone or jointly with others) until some other person is registered in his stead as the holder or joint holder of such shares, and such service or sending shall be a sufficient service on or sending to his heirs, executors, administrators or assigns and all other persons (if any) interested in such share.

(f)	Where a given number of days notice or notice extending over any period is required to be given, the day of service shall be counted in such number of days or other period.

RECONSTRUCTION

108.
On any sale of the undertaking of the Company, the Directors, or the liquidators on a winding-up, may, if authorized by Special Resolution, accept fully paid or partly paid up shares, debentures or securities of any other company, whether Israeli or foreign, either then existing or to be formed, for the purchase in whole or in part of the property of the Company, and the Directors (if the profits of the Company permit), or the liquidators (on a winding-up), may distribute such shares, or securities, or any other property of the Company, amongst the shareholders, without realization, or vest the same in trustees for them, and any Special Resolution may provide for the distribution or appropriation of the cash, shares, or other securities, benefits, or property, otherwise than in accordance with the strict legal rights of the shareholders as contributories of the Company, and for valuation of any such securities or property at such price and in such manner as the meeting may approve, and all holders of shares shall be bound to accept and shall be bound by any valuation or distribution so authorized, and waive all rights in relation thereto, save only in the event that the Company is proposed to be or is in the course of being wound up, such statutory rights (if any) under the provisions of the Statutes as are incapable of being varied or excluded by these presents.

INDEMNITY AND INSURANCE OF OFFICERS

109.
(1) Subject to the provisions of the Companies Law, 5759-1999 (the “Companies Law”), the Company may enter into an agreement to insure an Office Holder (as such term is defined in the Companies Law) for any liability that may be imposed on such Office Holder in connection with an act performed by such Office Holder by virtue of his or her office, with respect to each of the following:

a)	breach of the duty of care of the Office Holder towards the Company or towards another person;
b)	breach of the fiduciary duty against the Company, provided that the Office Holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice our interests; or
c)	a financial liability imposed upon the office holder in favor of another person.

(2) Subject to the provisions of the Companies Law, the Company may indemnify an Officer Holder of the Company retrospectively, or may also undertake in advance to indemnify an Office Holder of the Company, provided the undertaking is limited to events of a kind which the Board believes can be anticipated at the time of such undertaking in light of the Company’s actual activities, and in an amount or criteria that the Board determines is reasonable under the circumstance, and provided further that such events, amounts and criteria shall be specified in such undertaking.

(3)The Company may, to the extent permitted by the Israeli Companies Law, release an Office Holder of the Company, in advance, from his or her liability, in whole or in part, for damages resulting from the breach of his or her duty of care towards the Company.

(4)  In this Article, the term "Officer" shall mean: a Director, General Manager, Chief Executive Officer, Deputy General Manager, any other manager directly subordinate to the General Manager, and any person who fills one of the said positions in the Company, even if he carries a different title.

WINDING-UP

110.
If the Company shall be wound up, whether voluntarily or otherwise, the liquidators may with the sanction of an Extraordinary Resolution divide among the shareholders in specie any part of the assets of the Company, and may, with like sanction, vest any part of the assets of the Company in trustees upon such trusts, for the benefit of the shareholders, as the liquidators with like sanction shall think fit. The resolution sanctioning any such division may also sanction a division otherwise than in accordance with the legal rights of the shareholders and may confer special rights on any class of shareholder, but in case any resolution shall be passed sanctioning any division otherwise than in accordance with the legal rights of the shareholders, any shareholder who would be prejudiced thereby shall have a right to dissent, and, ancillary rights if such resolution were a Special Resolution passed pursuant to Section 203 of the Companies Ordinance.